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                                                                 Exhibit 23.1(d)

                 Consent of Independent Auditors of the Insurer


The Board of Directors
Financial Guaranty Insurance Company:


We consent to the use of our report dated January 17, 1997 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 included in the Form 8-K of EQCC Receivables Corporation and EQCC Asset Backed Corporation, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



                                                     /s/ KPMG Peat Marwick LLP
                                                     -------------------------


New York, New York
May 22, 1997